Exhibit 99.2

Ocean Power Technologies Expands U.S. Presence with New Washington, D.C. Office at AUVSI Headquarters

Move Strengthens Strategic Ties with the Association for Uncrewed Vehicle Systems International and Advances Trusted Operator Initiatives

MONROE TOWNSHIP, N.J., August 18th, 2025– Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative, low-carbon offshore power, data, and service solutions, today announced the opening of a new office at the Association for Uncrewed Vehicle Systems International (AUVSI) headquarters in Washington, D.C. This strategic move marks a significant milestone in the Company’s expansion efforts and underscores its commitment to advancing uncrewed systems operations and policy engagement at the national level.

The new office, located in the heart of the U.S. capital, positions OPT alongside the world’s largest nonprofit organization dedicated to the advancement of uncrewed systems and robotics. This proximity strengthens OPT’s relationship with AUVSI and enhances collaboration on industry-wide initiatives, including the AUVSI Trusted Operator Program, which sets standards for safety, training, and operational excellence across air, ground, and maritime domains.

“We believe establishing a presence in Washington, D.C. allows us to deepen our engagement with key stakeholders in government, industry, and policy,” said Jason Weed, SVP of Commercial Sales at Ocean Power Technologies. “Our relationship with AUVSI has been instrumental in promoting best practices for the safe and effective deployment of unmanned systems, and this expansion reflects our shared vision for the future of maritime autonomy.”

The move also supports OPT’s broader growth strategy, which includes expanding its fleet of WAM-V® Unmanned Surface Vehicles, advancing its AI-capable Merrows™ Maritime Domain Awareness System, and delivering persistent offshore infrastructure via its PowerBuoy® platforms.

By collocating with AUVSI, OPT gains increased access to thought leadership, collaborative opportunities, and real-time engagement with decision-makers shaping the future of uncrewed systems in both defense and commercial sectors.

For more information about Ocean Power Technologies, please visit www.OceanPowerTechnologies.com .

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI-capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vehicles (USV’s) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the continuing successful operations of the AI capable Merrows™ PowerBuoy®, success with AUVSI, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com